EXHIBIT 99.1
News Release
Investor Contact: Erik Aldag, (212) 878-1831
For Immediate Release May 6, 2021	Media Contact: Michael Landau, (212) 878-1840

Minerals Technologies Reports First Quarter 2021 Earnings of $1.17 Per Share
----------
First Quarter Highlights:
•	EPS of $1.17, a Record First Quarter for the Company
•	Sales of $453 Million, Up 5 Percent Sequentially and 8 Percent Versus Prior Year
•	Operating Income of $59 Million, 2 Percent Higher Than Prior Year
•	Signed Agreement for New 50,000 Ton Satellite PCC Plant in China
•	Cash Flow from Operations of $51 Million, 68 Percent Higher Than Prior Year
•	Performance Materials Segment Realignment

NEW YORK, May 6, 2021 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share of $1.17 for the first quarter ended April 4, 2021. This compares with diluted earnings per share in the fourth quarter of 2020 of $0.91, or $1.08 excluding special items, and diluted earnings per share in the first quarter of 2020 of $1.12, or $1.13 excluding special items.

“Leveraging the momentum we generated in the fourth quarter of 2020, our team delivered strong first quarter results with sales and operating income growth in every segment,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “Our end markets continue to strengthen and the operational measures we have implemented over the past year drove our sales into higher earnings. In addition, our strong cash flow generation continues to enhance our financial position.”

Mr. Dietrich added, “We made progress with our strategic growth initiatives, highlighted by the commercialization of new value-added products and strong geographic growth of our core product lines, including the signing of a new 50,000 ton PCC satellite contract in China.”

First Quarter 2021

Worldwide net sales were $452.6 million, 5 percent higher sequentially and 8 percent higher than the prior year on improving demand trends across the majority of our end markets. Foreign exchange had a favorable impact on sales of approximately $9 million, or 2 percentage points versus the prior year. Operating income was $58.8 million and represented 13.0 percent of sales. Operating margin was impacted by temporarily higher corporate expenses and seasonally higher energy and mining costs.

Cash flow from operations was $50.9 million compared to $30.3 million in the prior year. Free cash flow was $33.2 million versus $13.7 million in the prior year. The company used a portion of free cash flow to repurchase $20 million of shares in the quarter.

Segment Information

Segment Realignment
In the first quarter of 2021, the Company reorganized the management structure for its Energy Services and Performance Materials operating segments to support MTI's key growth initiatives, more closely align complementary technologies, processes and capabilities, and better reflect the way performance is evaluated and resources are allocated. As a result, Energy Services was combined into the Environmental Products product line under the Performance Materials operating segment.

Performance Materials segment sales were $230.9 million in the first quarter, 5 percent higher sequentially and 9 percent higher than the prior year.

Metalcasting sales increased 6 percent sequentially and 32 percent versus the prior year as foundry demand remained strong in North America and China. Household, Personal Care & Specialty Products sales increased 7 percent sequentially and 14 percent versus the prior year on continued strong demand for consumer-oriented products. Building Materials sales grew 11 percent sequentially and were 18 percent lower than the prior year as project activity started to increase later in the quarter. Meanwhile, Environmental Products continued to experience project delays, with sales down 4 percent sequentially and 29 percent versus the prior year.

Operating income for the segment was $29.8 million, 4 percent lower sequentially and 9 percent higher than the prior year. Operating margin was 12.9 percent of sales versus 14.1 percent in the fourth quarter and 12.9 percent in the prior year. Operating margin was temporarily impacted by seasonally higher energy and mining costs as well as lower sales in Environmental Products.

The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for industrial and consumer-oriented markets and for non-residential construction, environmental remediation, and infrastructure projects worldwide.

Specialty Minerals segment sales, which consist of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, were $147.8 million in the first quarter, 6 percent higher sequentially and 8 percent higher than the prior year.

Worldwide sales of PCC, which is used in paper and packaging, automotive and construction sealants, and the food and pharmaceutical industries, increased 7 percent sequentially and 7 percent versus the prior year as automotive, construction and consumer demand remained strong, and paper machine operating rates continued to improve. Paper PCC sales also benefited from the ramp-up of three new satellite plants in China, India, and the US.

Processed Minerals sales increased 5 percent sequentially and 10 percent versus the prior year on strength in residential construction and automotive markets. Processed Minerals products are used in the building materials, polymers, ceramics, consumer products, paints and coatings, glass, and other manufacturing industries.

Segment operating income was $21.1 million, 4 percent lower sequentially and 4 percent higher than the prior year. Operating margin was 14.3 percent of sales compared to 15.8 percent in the fourth quarter and 14.8 percent in the prior year. Operating margin was temporarily impacted by seasonally higher energy costs.

Refractories segment sales were $73.9 million in the first quarter, flat sequentially and 7 percent higher than the prior year, as continued gradual improvement in steel mill utilization rates was offset by fewer laser measurement equipment sales compared to the fourth quarter.

Segment operating income was $12.0 million and represented 16.2 percent of sales compared to 15.0 percent in the fourth quarter and 16.2 percent in the prior year. The Refractories segment provides products and services primarily to the worldwide steel industry.

-----------------
Minerals Technologies will host a conference call tomorrow, May 7, 2021 at 11 a.m. Eastern Time. The conference call will be broadcast live on our website: www.mineralstech.com. To listen to the call, go to the website and click on "Investor Relations," then click on "Quarterly Results & Conference Calls." A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on May 7, 2021.
-----------------

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include the duration and scope of the COVID-19 pandemic, and government and other third-party responses to it; worldwide general economic, business, and industry conditions, including the effects of the COVID-19 pandemic on the global economy; the cyclicality of our customers’ businesses and their changing demands; the dependence of certain of our product lines on the commercial construction and infrastructure markets, the domestic building and construction markets, and the automotive market; our ability to effectively achieve and implement our growth initiatives; our ability to service our debt; our ability to comply with the covenants in our senior secured credit facility; our ability to renew or extend long term sales contracts for our PCC satellite operations; consolidation in customer industries, principally paper, foundry and steel; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; claims for legal, environmental and tax matters or product stewardship issues; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations; increases in costs of raw materials, energy, or shipping; our ability to compete in very competitive industries; operating risks and capacity limitations affecting our production facilities; seasonality of some of our segments; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2020 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a global resource- and technology-based company that develops, produces and markets a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The Company reported sales of $1.6 billion in 2020. For further information, please visit our website at www.mineralstech.com. (MTI-E)

###

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Apr. 4,	Dec. 31,	Mar. 29,
	2021	2020	2020	Prior Qtr.	Prior Year

Net sales	$452.6	$431.8	$417.5	5%	8%

Cost of goods sold	340.8	320.5	310.7	6%	10%

Production margin	111.8	111.3	106.8	0%	5%

Marketing and administrative expenses	48.0	49.3	43.4	(3)%	11%
Research and development expenses	5.0	4.9	5.1	2%	(2)%
Acquisition-related expenses	0.0	2.6	0.0	*	*
Litigation expenses	0.0	0.0	0.6	*	*

Income from operations	58.8	54.5	57.7	8%	2%

Interest expense, net	(9.9)	(10.7)	(9.3)	(7)%	6%
Non-cash pension settlement charge	0.0	(1.0)	0.0	*	*
Other non-operating income (deductions), net	0.5	(4.2)	0.6	*	(17)%
Total non-operating deductions, net	(9.4)	(15.9)	(8.7)	(41)%	8%

Income from operations before tax and equity in earnings	49.4	38.6	49.0	28%	1%

Provision for taxes on income	8.9	6.8	9.7	31%	(8)%
Equity in earnings of affiliates, net of tax	0.5	0.2	0.3	150%	67%

Consolidated net income	41.0	32.0	39.6	28%	4%

Less: Net income attributable to non-controlling interests	1.1	0.9	1.0	22%	10%

Net Income attributable to Minerals Technologies Inc. (MTI)	$39.9	$31.1	$38.6	28%	3%

Weighted average number of common shares outstanding:

Basic	33.8	34.1	34.4

Diluted	34.0	34.1	34.4

Earnings per share attributable to MTI:

Basic	$1.18	$0.91	$1.12	30%	5%

Diluted	$1.17	$0.91	$1.12	29%	4%

Cash dividends declared per common share	$0.05	$0.05	$0.05

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended April 4, 2021, December 31, 2020, and March 29, 2020 consisted of 94 days, 95 days, and 89 days, respectively.

2)
On a regular basis, the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2021, in order to support MTI's key growth initiatives and more closely align complementary technologies, processes and capabilities, the Company reorganized the management structure for its Energy Services and Performance Materials operating segments to better reflect the way performance is evaluated and resources are allocated. As a result, Energy Services was combined into Environmental Products under the Performance Materials operating segment. Presented below are the restated financial results, by product line, for each of the quarters and full year 2020 of this operating segment to conform to the current management structure.

						Full Year Ended
		Quarter Ended
		Mar. 29, 2020	Jun. 28, 2020	Sep. 27, 2020	Dec. 31, 2020	Dec. 31, 2020

	Sales

	Metalcasting	$61.7	$52.8	$66.3	$77.3	$258.1
	Household, Personal Care & Specialty Products	96.2	87.9	93.9	102.2	380.2
	Environmental products	36.7	37.6	30.2	27.1	131.6
	Building Materials	16.8	13.2	13.5	12.4	55.9
	Performance Materials Segment	$211.4	$191.5	$203.9	$219.0	$825.8

	Operating Income

	Performance Materials Segment	$27.3	$22.4	$28.2	$30.9	$108.8
	% of Sales	12.9%	11.7%	13.8%	14.1%	13.2%

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended April 4, 2021, December 31, 2020, and March 29, 2020, and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Apr. 4, 2021	Dec. 31, 2020	Mar. 29, 2020

	Net income attributable to MTI	$39.9	$31.1	$38.6
	% of sales	8.8%	7.2%	9.2%

	Special items:
	Litigation expenses	0.0	0.0	0.6
	Acquisition-related expenses	0.0	2.6	0.0
	Cybersecurity incident costs	0.0	4.0	0.0
	Non-cash pension settlement charge	0.0	1.0	0.0
	Related tax effects on special items	0.0	(1.8)	(0.2)

	Net income attributable to MTI, excluding special items	$39.9	$36.9	$39.0
	% of sales	8.8%	8.5%	9.3%

	Diluted earnings per share, excluding special items	$1.17	$1.08	$1.13

Included in marketing and administrative expenses for the three month period ended December 31, 2020 are costs of $4.0 million relating to system restoration and risk mitigation following a ransomware attack on certain of the Company's information technology systems.

4)
Free cash flow is defined as cash flow from continuing operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended April 4, 2021, December 31, 2020, and March 29, 2020 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Apr. 4, 2021	Dec. 31, 2020	Mar. 29, 2020

	Cash flow from operations	$50.9	$92.2	$30.3
	Capital expenditures	17.7	20.3	16.6
	Free cash flow	$33.2	$71.9	$13.7

	Depreciation, depletion and amortization expense	$24.1	$23.7	$22.9

5)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended April 4, 2021, December 31, 2020, and March 29, 2020 and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended
	(millions of dollars)	Apr. 4, 2021	Dec. 31, 2020	Mar. 29, 2020

	Net income	$39.9	$31.1	$38.6
	Add back:
	Depreciation, depletion and amortization	24.1	23.7	22.9
	Interest expense, net	9.9	10.7	9.3
	Equity in earnings of affiliates, net of tax	(0.5)	(0.2)	(0.3)
	Net income attributable to non-controlling interests	1.1	0.9	1.0
	Provision for taxes on income	8.9	6.8	9.7
	EBITDA	83.4	73.0	81.2
	Add special items:
	Litigation expenses	0.0	0.0	0.6
	Acquisition-related expenses	0.0	2.6	0.0
	Cybersecurity incident costs	0.0	4.0	0.0
	Non-cash pension settlement charge	0.0	1.0	0.0
	Adjusted EBITDA	$83.4	$80.6	$81.8
	% of sales	18.4%	18.7%	19.6%

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Apr. 4, 2021	Dec. 31, 2020	Mar. 29, 2020

	Interest income	$0.6	$0.7	$0.3
	Interest expense	(10.5)	(11.4)	(9.6)
	Non-cash pension settlement charge	0.0	(1.0)	0.0
	Foreign exchange gains (losses)	1.7	(2.2)	2.3
	Other deductions	(1.2)	(2.0)	(1.7)
	Non-operating deductions, net	$(9.4)	$(15.9)	$(8.7)

	Included in non-operating deductions for the three-month period ended December 31, 2020 are non-cash pension settlement costs of $1.0 million associated with some of our pension plans in the U.S.

7)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, May 7, 2021 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Apr. 4,	% of	Dec. 31,	% of	Mar. 29,	% of
	2021	Total Sales	2020	Total Sales	2020	Total Sales	Prior Qtr.	Prior Year

United States	$227.5	50%	$215.0	50%	$226.9	54%	6%	0%
International	225.1	50%	216.8	50%	190.6	46%	4%	18%
Net Sales	$452.6	100%	$431.8	100%	$417.5	100%	5%	8%

Metalcasting	$81.7	18%	$77.3	18%	$61.7	15%	6%	32%
Household, Personal Care & Specialty Products	109.4	24%	102.2	24%	96.2	23%	7%	14%
Environmental Products	26.0	6%	27.1	6%	36.7	9%	(4)%	(29)%
Building Materials	13.8	3%	12.4	3%	16.8	4%	11%	(18)%
Performance Materials Segment	$230.9	51%	$219.0	51%	$211.4	51%	5%	9%

Paper PCC	$89.6	20%	$83.3	19%	$85.1	20%	8%	5%
Specialty PCC	20.4	5%	19.6	5%	17.5	4%	4%	17%
PCC Products	$110.0	24%	$102.9	24%	$102.6	25%	7%	7%

Ground Calcium Carbonate	$24.0	5%	$22.9	5%	$22.6	5%	5%	6%
Talc	13.8	3%	13.1	3%	11.9	3%	5%	16%
Processed Minerals Products	$37.8	8%	$36.0	8%	$34.5	8%	5%	10%

Specialty Minerals Segment	$147.8	33%	$138.9	32%	$137.1	33%	6%	8%

Refractory Products	$58.8	13%	$60.6	14%	$55.8	13%	(3)%	5%
Metallurgical Products	15.1	3%	13.3	3%	13.2	3%	14%	14%
Refractories Segment	$73.9	16%	$73.9	17%	$69.0	17%	0%	7%

Net Sales	$452.6	100%	$431.8	100%	$417.5	100%	5%	8%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Apr. 4,	Dec. 31,	Mar. 29,	Prior	Prior
SEGMENT OPERATING INCOME DATA	2021	2020	2020	Qtr.	Year

Performance Materials Segment	$29.8	$30.9	$27.3	(4)%	9%
% of Sales	12.9%	14.1%	12.9%
Specialty Minerals Segment	$21.1	$21.9	$20.3	(4)%	4%
% of Sales	14.3%	15.8%	14.8%
Refractories Segment	$12.0	$11.1	$11.2	8%	7%
% of Sales	16.2%	15.0%	16.2%
Unallocated and Other Corporate Expenses	$(4.1)	$(9.4)	$(1.1)	*	*

Consolidated	$58.8	$54.5	$57.7	8%	2%
% of Sales	13.0%	12.6%	13.8%

SPECIAL ITEMS

Performance Materials Segment	$0.0	$0.0	$0.0	*	*

Specialty Minerals Segment	$0.0	$0.0	$0.0	*	*

Refractories Segment	$0.0	$0.0	$0.0	*	*

Unallocated and Other Corporate Expenses	$0.0	$6.6	$0.6	*	*

Consolidated	$0.0	$6.6	$0.6	*	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended April 4, 2021, December 31, 2020 and March 29, 2020, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Apr. 4,	Dec. 31,	Mar. 29,
EXCLUDING SPECIAL ITEMS	2021	2020	2020	Prior Qtr.	Prior Year

Performance Materials Segment	$29.8	$30.9	$27.3	(4)%	9%
% of Sales	12.9%	14.1%	12.9%
Specialty Minerals Segment	$21.1	$21.9	$20.3	(4)%	4%
% of Sales	14.3%	15.8%	14.8%
Refractories Segment	$12.0	$11.1	$11.2	8%	7%
% of Sales	16.2%	15.0%	16.2%
Unallocated Corporate Expenses	$(4.1)	$(2.8)	$(0.5)	*	*

Consolidated	$58.8	$61.1	$58.3	(4)%	1%
% of Sales	13.0%	14.2%	14.0%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	April 4,		December 31,
	2021	*	2020	**

Current assets:
Cash & cash equivalents	$371.4		$367.7
Short-term investments	4.3		4.1
Accounts receivable, net	377.1		369.0
Inventories	247.3		248.2
Prepaid expenses and other current assets	44.5		44.6
Total current assets	1,044.6		1,033.6

Property, plant and equipment	2,264.9		2,276.9
Less accumulated depreciation	1,233.6		1,237.3
Net property, plant & equipment	1,031.3		1,039.6

Goodwill	806.5		808.5
Intangible assets	192.5		195.8
Other assets and deferred charges	138.3		131.9

Total assets	$3,213.2		$3,209.4

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$0.9		$1.0
Accounts payable	167.7		148.3
Other current liabilities	120.2		146.5
Total current liabilities	288.8		295.8

Long-term debt	933.6		933.2
Deferred income taxes	165.8		163.7
Other non-current liabilities	322.6		318.0
Total liabilities	1,710.8		1,710.7

Total MTI shareholders' equity	1,464.0		1,460.8
Non-controlling Interests	38.4		37.9
Total shareholders' equity	1,502.4		1,498.7

Total liabilities and shareholders' equity	$3,213.2		$3,209.4

* Unaudited
** Condensed from audited financial statements.